      SUPPLEMENTAL INDENTURE, dated as of August 31, 1999, among KEY COMPONENTS LLC, a Delaware limited liability company (the "Company"), KEY COMPONENTS FINANCE CORP., a Delaware corporation ("Finance Corp." and, together with the Company, the "Issuers"), GITS MANUFACTURING COMPANY, LLC, a Delaware limited liability company, MARINE INDUSTRIES COMPANY, LLC, a Delaware limited liability company, TURNER ELECTRIC, LLC, a Delaware limited liability company, HUDSON LOCK, LLC, a Delaware limited liability company, B.W. ELLIOTT MANUFACTURING CO., LLC, a New York limited liability company, and ESP LOCK PRODUCTS, LLC, a Delaware limited liability company (each of Gits Manufacturing Company, LLC, Marine Industries Company, LLC, Turner Electric, LLC, Hudson Lock, LLC, B.W. Elliott Manufacturing Co., LLC, ESP Lock Products, LLC a "New Subsidiary Guarantor" and collectively referred to herein as the "New Subsidiary Guarantors") and UNITED STATES TRUST COMPANY OF NEW YORK, a New York banking corporation, as trustee (the "Trustee") to the Indenture dated as of May 28, 1998 (the "Indenture") among the Issuers and the Trustee.

                               W I T N E S S E T H

      WHEREAS, Section 10.1 of the Indenture provides that the Issuers and the Trustee may, among other things, amend the Indenture or the Securities without notice to or consent of any Securityholder to add Guarantees with respect to the Securities or to secure the Securities;

      WHEREAS, Section 6.2 of the Indenture provides that no Subsidiary Guarantor may consolidate or merge with or into any Person other than the Company or any other Subsidiary Guarantor unless certain conditions are met, including, that such Person assumes by Supplemental Indenture all of the obligations of the Subsidiary Guarantor under the Indenture and the Subsidiary Guarantee;

      WHEREAS, the Company intends to effectuate a reorganization of its corporate structure, by, among other things, merging the Subsidiary Guarantors listed on Schedule 1 attached hereto (the "Predecessor Subsidiary Guarantors") with and into single member limited liability companies, the single member of each being the Company;

      WHEREAS, Section 11.7 of the Indenture provides that each new Subsidiary of the Company (other than (i) a new Subsidiary designated as an Unrestricted Subsidiary and (ii) Foreign Subsidiaries) must execute and deliver to the Trustee this Supplemental Indenture pursuant to which such Subsidiary shall agree to be bound by the provisions of Article XI of the Indenture; and

      WHEREAS, the New Subsidiary Guarantors desire to become Subsidiary Guarantors under the Indenture and shall execute and deliver to the Trustee this Supplemental Indenture.

      NOW THEREFORE, the parties hereto hereby agree as follows:

      1. Defined Terms. Capitalized terms used and not defined herein shall have the meaning specified in or pursuant to the Indenture.

      2. Guarantee. Each New Subsidiary Guarantor hereby agrees to unconditionally assume all the obligations of each Predecessor Subsidiary Guarantor under the Indenture as described therein.

      3. Release of Predecessor Subsidiary Guarantors. Simultaneous with the execution hereof, the Trustee shall release each Predecessor Subsidiary Guarantor from their obligations as Subsidiary Guarantors under the Indenture.

      4. Trustee. The Trustee accepts the modification of the Indenture effected by this Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Issuers. The Trustee makes no representation and shall have no responsibility as to the validity and sufficiency of this Supplemental Indenture.

      5. Effect on Indenture. As supplemented by this Supplemental Indenture, the Indenture is hereby ratified and confirmed in all aspects.

      6. Counterparts. This Supplemental Indenture may be executed in counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      7. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

                                        GITS MANUFACTURING COMPANY, LLC

                                        By: /s/ [ILLEGIBLE]
                                           -------------------------------------
                                           Name:
                                           Title:


                                        MARINE INDUSTRIES COMPANY, LLC

                                        By: /s/ [ILLEGIBLE]
                                           -------------------------------------
                                           Name:
                                           Title:

                                        TURNER ELECTRIC, LLC

                                        By: /s/ [ILLEGIBLE]
                                           -------------------------------------
                                           Name:
                                           Title:


                                        HUDSON LOCK, LLC

                                        By: /s/ [ILLEGIBLE]
                                           -------------------------------------
                                           Name:
                                           Title:


                                        B.W. ELLIOTT MANUFACTURING CO., LLC

                                        By: /s/ [ILLEGIBLE]
                                           -------------------------------------
                                           Name:
                                           Title:


                                        ESP LOCK PRODUCTS, LLC

                                        By: /s/ [ILLEGIBLE]
                                           -------------------------------------
                                           Name:
                                           Title:


                                        KEY COMPONENTS, LLC

                                        By: /s/ [ILLEGIBLE]
                                           -------------------------------------
                                           Name:
                                           Title:


                                        KEY COMPONENTS FINANCE CORP.

                                        By: /s/ [ILLEGIBLE]
                                           -------------------------------------
                                           Name:
                                           Title:

                                        UNITED STATES TRUST COMPANY OF NEW
                                        YORK, as Trustee

                                        By: /s/ Christine C. Collins
                                           -------------------------------------
                                           Name: CHRISTINE C. COLLINS
                                           Title: ASSISTANT VICE PRESIDENT

                                   SCHEDULE I

Hudson Lock, Inc.
B.W. Elliott Manufacturing Company, Inc.
ESP Lock Products, Inc.
Gits Manufacturing Company, Inc.
Marine Industries Company
Turner Electric Corporation


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